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                                                                   EXHIBIT 10.48


                      USED SLOT MACHINE PURCHASE AGREEMENT

         This Used Slot Machine Purchase Agreement ("AGREEMENT") is dated October 28, 1999 and is by and between HARRAH'S OPERATING COMPANY, INC., a Delaware corporation with principal offices at 5100 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89146 (hereinafter referred to as "BUYER") and JAZZ CASINO COMPANY, L.L.C. with principal offices at 512 South Peters Street, New Orleans, Louisiana, 70130 (hereinafter referred to as "SELLER"). BUYER and SELLER are collectively referred to as the PARTIES and singularly as the PARTY.

         WHEREAS, SELLER is the owner of a casino in New Orleans, Louisiana and thereby owns certain used slot machines or other gaming devices and desires to sell the machines; and

         WHEREAS, BUYER is in the casino business and is approved to conduct business in Louisiana involving slot machines and wishes to purchase the gaming devices owned by SELLER.

         NOW, THEREFORE, in consideration of the following terms and conditions, it is agreed:

         1. The recitals above are true and correct and are incorporated herein by reference.

         2. BUYER agrees to purchase from SELLER those 1085 gaming devices as set forth with particularity on Exhibit A attached hereto for the sum of Six Million Dollars and No Cents $6,000,000.00. To effectuate the acquisition BUYER shall, at the time of delivery of the gaming devices, pay to SELLER the above referenced amount.

         3. The above purchase price reflects the machines in AS IS and WHERE IS condition. BUYER has made a reasonable inspection of the machines and is satisfied as to their condition and location. Title to and risk of loss as to the machines shall pass to BUYER in New Orleans, Louisiana. BUYER takes title subject to various liens as previously disclosed to BUYER.

         4. SELLER only warrants and represents to BUYER that the programs (EPROMs) in the gaming devices listed on Exhibit A are legal and valid in the state where the machines are located and have been used in legal casino operations and not for any illegal purpose. SELLER agrees to defend, indemnify and hold harmless BUYER from any claims or damages that may arise in the event BUYER receives gaming devices that contain programs (EPROMs) not in accordance with applicable gaming requirements. SELLER makes no other express or implied warranty whatsoever.

         5. BUYER understands and agrees that SELLER shall incur no tax liability, fees or expense of any kind whatsoever in consumating this transaction, including but not limited to sales taxes, gaming device fees, transfer fees or their equivalents, but excluding income taxes on the sale. In the event there is any kind of tax liability resulting from this transfer, including, but not limited to, a sales or use tax, any kind of slot machine device tax, or fees to gaming authorities, the same shall be the sole responsibility of BUYER. BUYER agrees to defend, indemnify and hold harmless SELLER from any and all damages, impositions or liabilities. In addition, shipping costs, or other necessary and incidental costs, shall be solely at the expense of BUYER.

         6. Both parties specifically warrant that they are in compliance, and will at all times hereafter remain in compliance, with all laws, statutes, rules, regulations or promulgation's applicable to sellers, distributors and/or manufacturers of gaming machines and have full, complete and requisite authority and licenses to buy, sell, transfer, lease or otherwise convey machines, parts or products in the jurisdiction where the machines are located.

         IN WITNESS WHEREOF the parties have set their hands and seals below this 28th day of October 1999.

BUYER                                     SELLER

Harrah's Operating Company, Inc.,         Jazz Casino Company, L.L.C.


By: /s/ Philip G. Satre                   By: /s/ Frederick W. Burford
    ---------------------------------         ----------------------------------
Name:   Philip G. Satre                   Name:   Frederick W. Burford
     --------------------------------          ---------------------------------
Title:  President                         Title:  President
         ----------------------------           --------------------------------


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                                    Exhibit B

                                  Bill of Sale


         Jazz Casino Company, L.L.C., as SELLER, and Harrah's Operating Company, Inc., as BUYER, in consideration of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer, convey, assign and deliver to BUYER, all of SELLER'S right, title and interest in and to the slot machines and equipment listed on Exhibit A attached hereto (the "Machines").

         TO HAVE AND TO HOLD unto BUYER, its successors and assigns forever all of the Machines hereby sold, transferred, conveyed, assigned and delivered, free and clear of all liens, charges, pledges, security interests or other encumbrances, except those previously disclosed to BUYER. Any and all taxes of whatever kind or type, fees, or other impositions arising out of this transaction shall be paid by the BUYER.

         BUYER has not assumed, and by signing this Bill of Sale, shall not assume or otherwise be responsible for any debt, liability or obligation of SELLER regarding such Machines, except those previously disclosed to BUYER.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the state of Louisiana. SELLER warrants and represents that this transaction has been reported to and approved by the applicable gaming authorities.

         IN WITNESS WHEREOF, SELLER has caused this instrument to be signed by its proper and duly authorized officer as of the 28th day of October 1999.

                                         Jazz Casino Company, L.L.C.

                                         By: /s/ Frederick W. Burford
                                            ------------------------------------
                                         Name:   Frederick W. Burford
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

Accepted:
Harrah's Operating Company, Inc.,


By: /s/ Philip G. Satre
   -------------------------------------
Name:   Philip G. Satre
     -----------------------------------

Title:  Chairman and CEO
      ----------------------------------